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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statements File No. 333-90045, File No. 333-77943, File No. 333-33038 and File No. 333-39396 on Form S-8.


 /s/ ARTHUR ANDERSEN
-----------------------
ARTHUR ANDERSEN LLP


March 26, 2001
Los Angeles, California